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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) December 12, 2005
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                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


            Delaware                       1-10702               34-1531521
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  (State or Other Jurisdiction           (Commission            (IRS Employer
        of Incorporation)               File Number)         Identification No.)



   500 Post Road East, Suite 320, Westport, Connecticut              06880
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         (Address of Principal Executive Offices)                 (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

     In compliance with a Frequently Asked Questions Bulletin on Form 8-K issued on November 23, 2004 by the Division of Corporate Finance of the Securities and Exchange Commission ("SEC"), Terex Corporation (the "Company" or "Terex") is disclosing the following item which the SEC may deem to be a material definitive agreement.

     As a result of the Company's previously disclosed restatement process, the Company determined that all Terex employees, former employees and directors are unable to exercise any options to purchase Terex common stock until completion of the restatement process. Accordingly, at a meeting held on December 13, 2005, the Company's Board of Directors determined that the Company will honor any options to purchase shares of the Company's common stock that have been granted pursuant to any of the Company's long-term incentive plans, which options otherwise would have expired unexercised solely because the individuals owning such options are currently unable to exercise such options prior to their expiration due to the Company's previously disclosed restatement process. This limited extension will be for a period of thirty (30) days from the date that the Company determines that it is first permissible for the individual to exercise such options. As a result of this decision, 7,500 options with an exercise price of $15.625 for each of G. Chris Andersen and David Sachs, directors of the Company, that are currently set to expire on January 2, 2006 will be extended as set forth above. In addition, depending on the length of the restriction on option exercises mentioned above, this limited extension could impact named executive officers (as defined in the regulations to the Securities and Exchange Act of 1934) of the Company as well.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On December 16, 2005, Terex received an extension from the New York Stock Exchange ("NYSE") of up to an additional three months, through March 31, 2006, to complete and file its Annual Report on Form 10-K for the year ended December 31, 2004 (the "2004 Annual Report") with the SEC. Terex's stock will remain listed on the NYSE during the extension period. The extension is subject to review by the NYSE on an ongoing basis. Terex had informed the NYSE on December 12, 2005, that Terex did not expect to be in a position to file its 2004 Annual Report with the SEC by December 31, 2005, and thus will not be in compliance with the continued listing criteria of Section 802.01E of the NYSE Listed Company Manual. As provided by Section 802.01E of the NYSE Listed Company Manual, Terex requested that the NYSE grant Terex an additional three month trading period, through March 31, 2006, in which to complete and file its 2004 Annual Report with the SEC. Terex expects to complete and file its 2004 Annual Report with the SEC within such time period; however, there can be no assurance that Terex will be able to file its 2004 Annual Report within such time period. In the event that Terex does not file its 2004 Annual Report with the SEC by March 31, 2006, the NYSE will move forward with the initiation of suspension procedures.

     A copy of Terex's press release issued on December 16, 2005, announcing this extension from the NYSE is included as Exhibit 99.1 to this Form 8-K.



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Item 9.01. Financial Statements and Exhibits.

     (c)  Exhibits

     99.1 Press release of Terex Corporation issued on December 16, 2005.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 16, 2005


                                              TEREX CORPORATION


                                              By:  /s/ Eric I Cohen
                                                    Eric I Cohen
                                                   Senior Vice President